                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               PFF BANCORP, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               PFF BANCORP, INC.
                            350 South Garey Avenue
                           Pomona, California 91766
                                (909) 623-2323

                                                                 August 16, 1999
Fellow Stockholders:

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of PFF Bancorp, Inc. (the "Company"), the holding company for PFF Bank & Trust (the "Bank"), which will be held on Wednesday, September 22, 1999, at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" the nominees as directors specified under Proposal 1 and "FOR" Proposals 2 and 3.

     Whether or not you expect to attend, please sign and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, we thank you for your continued interest and support.


                              Sincerely yours,


                              /s/ Larry M. Rinehart
                              Larry M. Rinehart
                              President, Chief Executive Officer
                              and Director

                               PFF BANCORP, INC.
                             350 South Garey Avenue
                            Pomona, California 91766
                                 (909) 623-2323
                    ________________________________________
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on September 22, 1999
                    ________________________________________

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of PFF Bancorp, Inc. (the "Company") will be held on Wednesday, September 22, 1999, at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of three directors for terms of three years each or until their successors are elected and qualified;

     2.  The approval of the PFF Bancorp, Inc. 1999 Incentive Plan;

     3. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending March 31, 2000; and

     4. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established July 31, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the Common Stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at the administrative offices of the Company, 350 South Garey Avenue, Pomona, California 91766, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors

                              /s/ Carole F. Olson
                              Carole F. Olson
                              Secretary
Pomona, California
August 16, 1999

                               PFF BANCORP, INC.
                   _________________________________________
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               September 22, 1999
                   __________________________________________

Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to stockholders of PFF Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the annual meeting of stockholders (the "Annual Meeting"), to be held on Wednesday, September 22, 1999 at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California and at any adjournments thereof. The 1999 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended March 31, 1999, accompanies this Proxy Statement, which is first being mailed to recordholders on or about August 16, 1999.

     Regardless of the number of shares of Common Stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "For" the election of the nominees for director named in this Proxy Statement, "For" the approval of the PFF Bancorp, Inc. 1999 Incentive Plan (the "1999 Incentive Plan") and "For" the ratification of KPMG LLP as independent auditors of the Company for the fiscal year ending March 31, 2000.

     Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $4,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, PFF Bank & Trust (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

     The close of business on July 31, 1999 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 13,953,273 shares.

     As provided in the Company's Certificate of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the approval of the 1999 Incentive Plan set forth in Proposal 2 and to the ratification of KPMG LLP as independent auditors of the Company set forth in Proposal 3, and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" such item; (ii) vote "AGAINST" such item; or (iii) "ABSTAIN" from voting on such item. Under the Company's bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                   Name and Address of                     Amount and Nature of            Percent of
   Title of Class                    Beneficial Owner                      Beneficial Ownership             Class(1)
------------------    -------------------------------------------     ---------------------------     -----------------
Common Stock          PFF Bank & Trust Employee Stock Ownership                 1,549,821(2)               11.1%
                      Plan ("ESOP")
                      350 South Garey Avenue
                      Pomona, California 91766

Common Stock          Thomson Horstmann & Bryant, Inc.                          1,265,000(3)                9.1%
                      Park 80 West, Plaza Two
                      Saddle Brook, New Jersey 07663

Common Stock          Mellon Bank Corporation                                   1,242,253(4)                8.9%
                      One Mellon Bank Center
                      Pittsburgh, Pennsylvania 15258

Common Stock          Capital Guardian Trust Company                            1,020,000(5)                7.3%
                      11100 Santa Monica Boulevard
                      Los Angeles, California 90025-3384

_____________________
(1) Based on 13,953,273 shares outstanding.
(2) CNA Trust has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At July 31, 1999, 433,951 shares had been allocated under the ESOP and 1,111,288 shares remain unallocated. Under the terms of the ESOP, the ESOP Trustee will vote the unallocated shares in a manner calculated to most accurately reflect the instructions received from participants regarding allocated shares so long as the ESOP Trustee determines such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(3) Based on information contained in a Schedule 13G filed with the SEC on January 25, 1999.
(4) Based on information contained in a Schedule 13G filed with the SEC on February 4, 1999.
(5) Based on information contained in a Schedule 13G filed with the SEC on February 12, 1999.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                      PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven (7) directors and is divided into three classes. Each of the seven members of the Board of Directors of the Company also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at this Annual Meeting are William
T. Dingle, Robert W. Burwell and Curtis W. Morris. No person being nominated as a director is being proposed for election pursuant to any agreement or understandings between any such person and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors.
The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "For" the election of the nominees proposed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominees, Continuing Directors and Certain Executive Officers

     The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and Named Executive Officers (as defined herein) as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of the Bank, the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.

                                                                                     Shares of
              Name and Principal                                   Expiration of    Common Stock
             Occupation at Present                     Director       Term as       Beneficially    Percent of
            and for Past Five Years              Age   Since(1)      Director        Owned (2)        Class
            -----------------------              ---   --------      --------        ---------        -----
NOMINEES

Robert W. Burwell..............................   67      1984         2002           96,012(3)(4)          *
Vice Chairman of the Board of Directors of the
Company and the Bank.  Mr. Burwell was
President and Chief Executive Officer of the
Pomona Valley Hospital Medical Center from
1972 until his retirement in 1993.

William T. Dingle..............................   71      1974         2002           69,891(3)(4)          *
Chief Executive Officer of Graves Automotive
Supply and Parkway Automotive Warehouse.  Mr.
Dingle also serves on the Board of Directors
of Pomona Financial Services, Inc., PFF
Financial Services, Inc. and Diversified
Services, Inc.

Curtis W. Morris...............................   63      1988         2002           69,187(3)(4)          *
Mr. Morris is associated with the law firm of
Lamb, Morris & Lobello and has been a
practicing attorney for 30 years.

CONTINUING DIRECTORS

Donald R. DesCombes............................   67      1979         2001           98,169(3)(4)          *
Chairman of the Board of Directors of the
Company and the Bank.  Mr. DesCombes has
served as Chairman of the Board of the Bank
since 1989.  Mr. DesCombes is Chairman of the
Board and a former owner of Averbeck Company
Insurance Brokers.

Robert D. Nichols..............................   72      1986         2001           70,751(3)(4)          *
President and Chief Executive Officer of the
Bank from August 1986 until his retirement in
August 1992.

Larry M. Rinehart..............................   51      1994         2001          301,104(5)(6)(7)        2.2%
President and Chief Executive Officer of the
Company and the Bank since July 1992.  Served
as President-elect and Executive Vice
President from July 1991 to July 1992.  Mr.
Rinehart also serves as Director, President
and Chief Executive Officer of Pomona
Financial Services, Inc., PFF Financial
Services, Inc. and Diversified Services, Inc.

                                                                                     Shares of
              Name and Principal                                   Expiration of    Common Stock
             Occupation at Present                     Director       Term as       Beneficially    Percent of
            and for Past Five Years              Age   Since(1)      Director        Owned (2)        Class
            -----------------------              ---   --------      --------        ---------        -----
Jil H. Stark...................................   62      1975          2000          66,891(3)(4)          *
Formerly Director of Marian Miner Cook
Athenaeum of Claremont McKenna College, and
currently Community Coordinator.  Mrs. Stark
also serves on the Board of Directors of
Pomona Financial Services, Inc., PFF
Financial Services, Inc. and Diversified
Services, Inc.

NAMED EXECUTIVE OFFICERS

Kevin McCarthy.................................   47        --            --        172,825(5)(6)(7)        1.2%
Senior Executive Vice President of the Company
and Senior Executive Vice President and Chief
Operating Officer of the Bank.  Mr. McCarthy
is a Director of Pomona Financial Services,
Inc., PFF Financial Services, Inc. and
Diversified Services, Inc.

Gregory C. Talbott.............................   45        --            --        136,757(5)(6)(7)          *
Executive Vice President, Chief Financial
Officer and Treasurer of the Company and the
Bank.

Gilbert F. Smith...............................   53        --            --         67,409(5)(6)(7)          *
Senior Vice President and General Counsel of
the Bank.  Mr. Smith also serves as Chairman
of the Board of Pomona Financial Services,
Inc., PFF Financial Services, Inc., and
Diversified Services, Inc.

Jerald W. Groene...............................   51        --            --         82,832(5)(6)(7)          *
Senior Vice President and Chief Lending
Officer of the Bank.  Mr. Groene is a
Director of Pomona Financial Services, Inc.,
PFF Financial Services, Inc. and Diversified
Services, Inc.

Stock ownership of all Directors and Executive
Officers as a Group (15 persons)                           --             --            1,477,577(8)       10.1%

____________________
*    Does not exceed 1.0% of the Company's voting securities.

(1)  Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(3) Includes 20,404 shares awarded to each outside director pursuant to the PFF Bancorp, Inc. 1996 Incentive Plan (the "1996 Incentive Plan"), which vest in five equal annual installments commencing on October 23, 1997 and March 26, 1998 and which have not yet vested. Also includes 13,602 and 3,060 shares with respect to Messrs. DesCombes and Nichols, respectively, which have vested but receipt of which has been deferred by Messrs. DesCombes and Nichols. Each outside director presently has voting power as to the shares awarded.
(4) Includes 34,006 shares subject to options granted to each outside director under the 1996 Incentive Plan which are currently exercisable. Excludes 51,011 shares subject to options granted to each outside director under the 1996 Incentive Plan which are not currently exercisable. Options granted pursuant to the 1996 Incentive Plan become exercisable at a rate of 20% per year commencing on October 23, 1997 and March 26, 1998.
(5)  Includes 90,000, 54,000, 48,000, 25,500 and 25,500 shares awarded to
     Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the 1996 Incentive Plan which have not yet vested. Also includes 22,500 and 6,000 shares with respect to Messrs. Rinehart and Talbott which have vested but receipt of which has been deferred at the option of Messrs. Rinehart and Talbott. Awards to officers under the 1996 Incentive Plan vest at a rate of 20% per year commencing on October 23, 1997; provided, however, that 75% of the third, fourth and fifth annual installments will only vest if the performance criteria established by the Compensation Committee is satisfied. See "Executive Compensation-Compensation Committee Report on Executive Compensation." Each participant presently has voting power as to the shares awarded.
(6)  Includes 142,157, 72,157, 55,357, 11,357 and 38,400 shares subject to options granted to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the 1996 Incentive Plan which are currently exercisable. Excludes 225,000, 120,000, 102,000, 57,600 and 57,600 shares subject to options granted to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the 1996 Incentive Plan which are not exercisable. Options become exercisable at a rate of 20% per year commencing on October 23, 1997. See "Executive Compensation- 1996 Incentive Plan."
(7) Includes 5,043, 5,508, 5,509, 5,400 and 5,174 shares allocated to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively, under the Bank's ESOP.
(8) Includes a total of 487,086 shares awarded under the 1996 Incentive Plan as to which voting may be directed. Excludes a total of 1,042,563 shares subject to options under the 1996 Incentive Plan which are not currently exercisable. Includes 43,409 shares (including 26,634 shares set forth in footnote 7 above) allocated to executive officers as a group under the Bank's ESOP.


Meetings of the Board of Directors and Committees of the Board of Directors of the Company

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets monthly and may have additional meetings as needed. During the year ended March 31, 1999, the Board of Directors of the Company held twelve meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 1999. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

     Audit Committee. The Audit Committee of the Company and the Bank consists of Mrs. Stark and Messrs. Dingle and Burwell. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Bank and the results of the annual audit, and is responsible for ensuring that the Bank's activities are being conducted in accordance with applicable laws and regulations. The Audit Committee of the Company met two times in fiscal 1999. The Audit Committee of the Bank met two times in fiscal 1999.

     Nominating Committee. The Company's Nominating Committee for the 1999 Annual Meeting consisted of Messrs. DesCombes, Rinehart and Nichols. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. The Nominating Committee met on May 26, 1999.

     Employee Compensation and Benefits Committee. The Employee Compensation and Benefits Committee of the Company consists of Messrs. Burwell, Dingle, Morris, Nichols and

Rinehart. The committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The committee is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Company and the Bank. The Employee Compensation and Benefits Committee of the Company met two times in fiscal 1999. The Compensation, Pension and Personnel Practices Committee of the Bank met two times in fiscal 1999.

Directors' Compensation

     Directors' Fees. The directors of the Company, except for Mr. Rinehart, receive a retainer of $5,000 per year for service on the Board of Directors of the Company. No committee meeting fees are paid by the Company. Currently, all directors of the Bank except the Chairman of the Board and Mr. Rinehart receive a retainer of $3,000 per month. The Chairman of the Board receives a monthly retainer of $4,200. Mr. Rinehart does not receive any additional compensation for serving as a director. No committee meeting fees are paid by the Bank. No fees are currently being paid to the directors for service on the Boards of Directors of the service companies.

     Directors' Retirement Plan. The Bank maintains the PFF Bank & Trust Directors' Retirement Plan (the "Directors' Retirement Plan"). The Directors' Retirement Plan is frozen, in that no new benefits are accruing under the Plan effective December 31, 1995. The Directors' Retirement Plan provides that, upon retirement, retiring directors are eligible to receive an annual benefit equal to 70% of the retiring directors' annualized final earnings based on monthly board compensation as of December 31, 1995 (reduced by one one hundred and twentieth (1/120) for each month of service less than 120) which shall continue to be paid for at least 10 years and over the lifetime of the director thereafter. All directors are currently credited with 120 months of service under the plan except for Mr. Nichols who has been credited with 60 months of service. Mr. Rinehart does not participate in the plan. Benefits may not start until the director reaches age 65. The Directors' Retirement Plan provides that in the event of a participant's death prior to payment of all benefits due to the participant under the plan, the remaining benefits are to be paid to the beneficiary or beneficiaries designated by the participant or, if no such designation had been made, to the estate of the participant.

     Directors' Deferred Compensation Plan. The Bank provides a non-qualified plan which offers directors the opportunity to defer fee compensation and stock awarded under the 1996 Incentive Plan. The primary form of benefit for deferred fees is 120 monthly installment payments of the account balance. Such balance shall equal the amount of the deferrals and interest thereon. Other forms of benefit, including a lump sum payout, are available with certain restrictions. Deferred stock awarded under the 1996 Incentive Plan, is accounted for in the plan in the form of Common Stock units. The form of benefit for deferred stock received through the 1996 Incentive Plan is a single lump sum payout made in shares of Common Stock. The forms of benefit for other deferred stock is a single lump sum payout or payment of equal installments over time. Prior to March 1996, deferrals had been credited with an interest rate equal to the highest interest rate paid on a designated date to depositors of the Bank. The plan has been amended to allow for an alternative choice whereby deferrals may be credited with investment earnings or losses equivalent to that of the Common Stock issued in connection with the Company's initial public offering ("Common Stock Rate"). Previous deferrals, as well as future deferrals, may be credited with the Common Stock Rate as of the initial public offering. The Bank established an irrevocable grantor trust ("rabbi trust") to hold the assets of the Bank that are intended to be used to satisfy the Bank's obligation with respect to benefits payable under the Deferred Compensation Plan. Assets of the rabbi trust are subject to the claims of creditors of the Bank solely in the event of the Bank's insolvency thereby foregoing any tax consequences to participants until assets are distributed to participants.

     1996 Incentive Plan. Under the 1996 Incentive Plan maintained by the Company, each director who is not an officer or employee of the Company or the Bank received non-statutory stock options to purchase 76,516 shares of Common Stock at an exercise price of $12.75, which was the fair market value of the shares on the date of grant, October 23, 1996 (with Dividend Equivalent Rights attached, as discussed below), and an award of 30,606 shares of Common Stock.
On March 26, 1997, each director who is not an officer or employee of the Company or the Bank was granted non-statutory stock options to purchase 8,501 shares of Common Stock at an exercise price of $15.50, which was the fair market value of the shares on the date of grant (with Dividend Equivalent Rights attached, as discussed below), and an award of 3,400 shares of Common Stock (collectively, the "Directors' Awards"). The Dividend Equivalent Rights provide a separate cash benefit equal to 100% of the amount of any extraordinary dividend (as defined in the 1996 Incentive Plan) declared by the Company on shares of Common Stock subject to an option. The Directors' Awards initially granted under the 1996 Incentive Plan will vest over a five-year period, at a rate of 20% each year commencing on October 23, 1997 and March 26, 1998, the first anniversaries of the respective dates of grant. On February 18, 1997, the Employee Compensation and Benefits Committee of the Company and the Compensation, Pension and Personnel Practices Committee of the Bank amended the Directors' Awards agreements, effective March 28, 1997, to provide for acceleration of the vesting of Directors' Awards upon a change in control of the Company or the Bank (as defined in the 1996 Incentive Plan). All unexercised options granted under the 1996 Incentive Plan expire 10 years following the date of grant. All Directors' Awards will immediately vest upon death or disability.

Compensation Committee Interlocks and Insider Participation

     The Employee Compensation and Benefits Committee is made up of five directors: Messrs. Burwell, Dingle, Morris, Nichols and Rinehart. Mr. Rinehart served as President and Chief Executive Officer of the Company and the Bank during the fiscal year ended March 31, 1999.

Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company or the Bank. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Employee Compensation and Benefits Committee of the Board of Directors of the Company, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

     The Bank and the Company began a process following the issuance of stock in March, 1996, to revise current executive compensation policies to reflect the status of the Company as a public company and to assure competitive compensation levels. The new policies incorporate financial results of the Company with particular emphasis on the return on average equity ("ROAE") and the earnings per share ("EPS") of the Company's stock.

     Historical Approach. Historically, executive compensation has been reviewed annually by the Bank's Compensation, Pension and Personnel Practices Committee (the "Committee"). The Committee utilized various sources of compensation information upon which to base their decisions. Compensation information included compensation surveys and peer group analysis.

     The Bank participated in or purchased a number of surveys to obtain current compensation data. These surveys included Watson Wyatt 1998 Survey, William Mercer 1998 California Benchmark Survey, Employers Group 1998 Survey, SNL Executive Compensation Review, BAI Key Executive Compensation Survey, Western Management Group Survey, Coopers Lybrand Survey and Economic Research Institute Survey. The Bank also utilized proxy statement comparison data from our selected peer group.

     Historically, the Committee has focused on the salary and pay adjustments for the President and Chief Executive Officer. The President and Chief Executive Officer has focused on the salary and pay adjustments of the remainder of the Executive Committee. In recent years, the Board has more fully reviewed the total compensation package of the entire Executive Committee.

     In reviewing the compensation package for the Executive Committee, the Committee considers a number of factors including asset size, earnings, type of operations, corporate structure, geographic locations and budget considerations. As a result, the Committee is provided with relevant, timely and reliable data with which to make recommendations to the Board of Directors regarding compensation.

     Compensation Policies. The Committee has established the following goals as incentives in setting Executive Compensation, including benefits:

     .    to target base salaries at a competitive average;
     . to reward the achievement of the Bank's annual and long term strategic goals;
     . to retain executive officers by offering a full range of benefits available at a competitive level to other executives of savings institutions; and
     . to provide additional motivation for the executive officers to enhance stockholder value by linking a portion of the compensation package to the performance of the Company's stock.

     Components of Salary. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, profit sharing, deferred compensation, auto allowance, 401(k) employer match contribution, Supplemental Executive Retirement Plan ("SERP") payments, ESOP allocations, stock grants and options, and any other type of remuneration deemed by the Board to be appropriate.

     Annual Incentive Plan. The Committee has developed an Annual Incentive Plan that is performance based and ties incentive payments to the goal attainment of specific EPS and ROAE targets. In April 1998, the Board of Directors approved the intent to make an incentive plan payout to all employees in pay grades eleven and above. These are typically mid- and senior-level management personnel. This payment is in conjunction with the attainment of specific financial goals achieved during the Company's 1999 fiscal year. At the completion of fiscal 1999, the Board of Directors approved the actual payout which was made in April 1999.

     1996 Incentive Plan. On October 23, 1996, stockholders approved the 1996 Incentive Plan, under which officers may receive options and awards. Stock option awards will vest in five equal annual installments. Stock awards under the 1996 Incentive Plan vest in five equal annual installments. The first and second annual installments will vest respectively on the first and second anniversary of the date of grant. Twenty-five percent (25%) of the third, fourth and fifth annual installment will vest on the third, fourth and fifth respective anniversary dates of the date of grant. The remaining seventy-five percent (75%) of each of the third, fourth and fifth annual installments will be subject to the achievement of multilevel performance goals relating to the attainment of a target amount of earnings per share established by the Committee. The Committee believes that stock ownership is a significant incentive in building stockholders' wealth and aligning the interests of employees with those of stockholders. Stock options and stock awards under the 1996 Incentive Plan were allocated by the Committee based upon the Company's fiscal responsibility, regulatory practices and policies, the practices of other recently converted financial institutions, as verified by external surveys based upon the officers' level of responsibility and contributions to the Company and the Bank. Stock awards under the 1996 Incentive Plan may be deferred under the Employee Deferred Compensation Plan. The Committee will consider the amount of outstanding awards in determining the total annual compensation package. See "-Summary Compensation Table" and "1996 Incentive Plan."

     Chief Executive Officer. The Chief Executive Officer's evaluation included consideration of leadership qualities demonstrated during the first three years of operation as a publicly traded company. Specific accomplishments included the hiring of more experienced commercial bank employees, cost reductions growth of the business, consumer, commercial/industrial and construction loan programs, reduction in the level of non-performing assets, and asset growth of the Company. In addition to considering these specific accomplishments, consideration was given to the results of an extensive survey of peer financial institutions.

     Based upon salary survey information of local financial institutions as well as compensation data obtained from sources referenced in the "Historical Approach" section of this proxy statement, the Board of Directors, at their July 1998 meeting, continued the freeze on the Chief Executive Officer's salary originally established in April 1997. Subsequently, peer comparisons were also conducted for the additional seven members of the Executive Committee of management with no upward adjustments made. With the exception of possible isolated individual adjustments, these salaries will continue to be frozen at current levels through fiscal 2000. The Committee prefers to rely predominantly on the 1996 Incentive Plan together with the Annual Incentive Plan as methods of rewarding performance. Future consideration for salary increases for the Chief Executive Officer and other members of the Executive Committee of management will only be made to stay competitive with selected peer financial institutions.

     The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all Executives are compensated consistent with the above guidelines and to assure that all reasonable and possible efforts are being exerted to maximum shareholder value. Compensation levels will be reviewed as frequently as necessary to ensure this result.

               The Employee Compensation and Benefits Committee

                    Robert W. Burwell        Robert D. Nichols
                    William T. Dingle        Larry M. Rinehart
                               Curtis W. Morris

     Stock Performance Graph. The following graph shows a comparison of cumulative total stockholder return on the Company's Common Stock based on the market price of the Common Stock with the cumulative total return of companies on the Nasdaq Stock Market (U.S.) Index and Nasdaq Bank Stocks for the period beginning on March 29, 1996, the day the Company's Common Stock began trading, through March 31, 1999. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Common Stock.

                    Comparison of Cumulative Total Returns
                 Among the Company, Nasdaq Stock Market (U.S.)
                     Index and the Nasdaq Bank Stock Index


                        [PERFORMANCE GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
                                       Summary

                                       03/29/96     03/31/97   03/31/98  03/31/99
                                       --------     --------   --------  --------
PFF Bancorp, Inc.                        100.0       126.4      181.3     153.9
CRSP Index - Nasdaq Stock Market Index-  100.0       111.1      168.7     226.7
CRSP Index - Nasdaq Bank Stock Index-    100.0       136.6      224.9     202.5

Notes:
   A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.  The index level for all series was set to 100.00 on 3/29/96.
--------------------------------------------------------------------------------

     Summary Compensation Table. The following table shows, for the fiscal years ended March 31, 1999, 1998 and 1997, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the four highest paid executive officers of the Bank who received compensation in excess of $100,000 ("Named Executive Officers").

-----------------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
                                                                     --------------------------------------------------
                                                                                    Awards                   Payouts
                                                                       ----------------------------------    -------
                              Annual Compensation (1)
                           ------------------------------------------
                                                            Other         Restricted     Securities                         All
                                                            Annual          Stock        Underlying       LTIP             Other
Name and                          Salary                 Compensation      Awards       Options/SARs     Payouts       Compensation
Principal Position      Year       ($)       Bonus ($)      ($)(2)         ($)(3)           (#)           ($)(4)            ($)
----------------------------------------------------------------------------------------------------------------------------------
Larry M. Rinehart,       1999    $300,000     $155,079        --                  --              --          --         $45,444 (5)
President and Chief      1998     300,000       87,199        --                  --              --          --          45,335
Executive Officer        1997     238,164       18,320        --          $1,912,500         375,000          --          44,747

Kevin McCarthy           1999    $200,004     $ 86,157        --                  --              --          --         $40,971 (5)
Senior Executive         1998     200,004       48,416        --                  --              --          --          42,796
Vice President and       1997     156,000       12,000        --          $1,147,500         200,000          --          32,437
Chief Operating Officer

Gregory C. Talbott       1999    $190,020     $ 81,856        --                  --              --          --         $37,890 (5)
Executive Vice           1998     190,020       46,079        --                  --              --          --          42,944
President, Chief         1997     155,880       11,990        --          $1,020,000         170,000          --          28,452
Financial Officer
and Treasurer

Gilbert F. Smith         1999    $150,000     $ 51,693        --                  --              --          --         $42,128 (5)
Senior Vice              1998     150,000       29,160        --                  --              --          --          40,849
President, General       1997     130,440       10,034        --          $  541,875          96,000          --          25,489
Counsel

Jerald W. Groene         1999    $150,000     $ 51,693        --                  --              --          --         $38,301 (5)
Senior Vice              1998     150,000       29,086        --                  --              --          --          32,830
President, Chief         1997     121,404        9,339        --          $  541,875          96,000          --          24,287
Lending Officer

_____________________________
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan, as hereinafter defined, pursuant to which employees may defer up to 15% of their compensation and executive officers may defer up to 5% of their compensation, up to the maximum limits under the Code. These numbers are subject to change based on Section 415 testing limits.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.
(3) Pursuant to the 1996 Incentive Plan, Messrs. Rinehart, McCarthy, Talbott, Smith and Groene were awarded 150,000, 90,000, 80,000, 42,500 and 42,500 shares, respectively, in fiscal 1997. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of grant. The awards vest in five annual installments commencing on October 23, 1997, the first anniversary of the date of grant. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). All awards vest immediately upon termination due to death or disability. The awards to Messrs. Rinehart, McCarthy, Talbott, Smith and Groene are subject to the attainment of certain performance goals established by the Committee. See "-Compensation Committee Report on Executive Compensation." At March 31, 1999, Messrs. Rinehart, McCarthy, Talbott, Smith and Groene had 90,000, 54,000, 48,000, 25,500 and 25,500
    shares, respectively, which remained unvested, with a market value of $1,575,000, $945,000, $840,000, $446,250 and $446,250, respectively, as of that date.
(4) For fiscal 1999, 1998 and 1997, the Bank had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.
(5) Includes $11,365, $7,200, $7,861, $8,947 and $6,614 in life insurance premiums, $5,000, $4,692, $950, $3,750 and $3,750 in contributions to the
    Bank's 401(k) Plan and $18,279, $18,279, $18,279, $17,137 and $17,137 in
    contributions to the ESOP paid by the Bank for the benefit of Messrs. Rinehart, McCarthy, Talbott, Smith and Groene, respectively. Also includes $10,800 for each officer as payment for auto allowances. Includes $1,494 in interest on the Bank's 401(k) Mirror Plan for the benefit of Mr. Smith.


Employment Agreements

     The Bank and the Company have entered into employment agreements with Messrs. Rinehart and McCarthy (individually, the "Executive"). The employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Rinehart and McCarthy.

     The employment agreements provide for a three-year term for Messrs. Rinehart and McCarthy. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors of the Bank after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Company. The agreements provide that the Executive's base salary will be reviewed annually. The annual base salaries for Messrs. Rinehart and McCarthy for the fiscal year ended 1999 are $300,000 and $200,004 respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current office(s);
(ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a material reduction in the benefits and perquisites to the Executive; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the agreement by the Bank or the Company, the Executive or, in the event of the Executive's subsequent death, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the

Company during the remaining term of the agreement provided, however, that the payment shall not, in the aggregate, exceed three times the average of the Executive's five preceding taxable years' annual compensation. The Bank and the Company would also continue, and pay for, the Executive's life, health and disability coverage for the remaining term of the agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the Employment Agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue, and pay for, the Executive's life, health, and disability coverage for thirty-six months.

     Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control, based upon three times 1999 base salary as reported in the Summary Compensation Table, Messrs. Rinehart and McCarthy would receive approximately $900,000 and $600,012, respectively, in severance payments, in addition to other cash and noncash benefits.

     Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. Under the Company's agreements, if such payment constitutes an excess parachute payment under Section 280G of the Code, the executive officer will receive a benefit under the agreement equal to the greater of (i) the total benefits payable under the agreement taking into account the state and federal income and excise taxes on such amounts or (ii) the amount that is one dollar less than the triggering amount for the imposition of the excise tax under Section 280G.

     Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

Termination and Change in Control Agreements

     The Bank has entered into two-year termination and change in control agreements ("CIC Agreement") with Messrs. Smith, Golish and Groene and Ms. Lemons and Ms. Scullin and, effective

April 1998, a three-year CIC Agreement with Mr. Talbott. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank's CIC Agreements may be renewed by the Board of Directors for an additional year. The Company has entered into a three-year CIC Agreement with Mr. Talbott similar to the Bank's CIC Agreement except that the term of the Company's CIC Agreement shall be extended on a daily basis. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to two (three in the case of Mr. Talbott) times the officer's average annual compensation for the five (two in the case of the Company's CIC Agreement and three in the case of Mr. Talbott) years preceding termination subject to the limitation that such payment not exceed three times the officer's average annual compensation of the previous five years (the Company's CIC Agreement has no such limitation). The Bank would also continue, and pay for, the officer's life, health and disability coverage for a period of twenty-four (24) (thirty-six (36) in the case of Mr. Talbott) months from the date of termination. Payments to the officer under the Bank's CIC Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

     The CIC Agreements also provide for a severance payment in the event of an involuntary termination of the officer by the Bank other than in a change in control, except for cause. The severance payment is a sum equal to twenty-six weeks of base salary for each three years of service up to a maximum of one-hundred and four weeks and is conditioned on the officer releasing the Bank from any causes of action against the Bank or the Company arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of the Bank and the Company.

1996 Incentive Plan

     The Company maintains the 1996 Incentive Plan, which provides discretionary awards of options to purchase Common Stock, option-related awards and awards of Common Stock (collectively, "Awards") to officers, directors and key employees as determined by a committee of the Board of Directors. Awards of Common Stock to officers, directors and key employees is provided under "Restricted Stock Awards" in the "Summary Compensation Table." No options were granted under the 1996 Incentive Plan to the Named Executive Officers for fiscal 1999.

     The following table provides certain information with respect to exercises of stock options during the fiscal year ended March 31, 1999 by Named Executive Officers and to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of March 31, 1999. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.


                  Aggregate Fiscal Year-End Option/SAR Values

                                                                        Value of
                                 Number of Securities                  Unexercised
                                Underlying Unexercised                In the Money
                                    Options/SARs at                  Options/SARs at
                                 Fiscal Year-End(#)(1)          Fiscal Year-End ($)(2)(3)
                             ------------------------------  ------------------------------
Name                         Exercisable     Unexercisable    Exercisable     Unexercisable
------------------------     ------------   ---------------  -------------   --------------
Larry M. Rinehart.......        142,157          225,000        $675,246        $1,068,750

Kevin McCarthy..........         72,157          120,000        $342,746        $  570,000

Gregory C. Talbott......         60,157          102,000        $285,746        $  484,500

Gilbert F. Smith........         19,200           57,600        $ 91,200        $  273,600

Jerald W. Groene........         38,400           57,600        $182,400        $  273,600

___________________________
(1)  The options in this table have an exercise price of $12.75.
(2)  The price of the Common Stock on March 31, 1999 was $17.50.
(3) Based on the market value of the underlying Common Stock at fiscal year end, minus the exercise price.


Retirement Plan

     The Bank maintains a defined benefit plan (the "Retirement Plan") for certain salaried employees who had attained the age of 21 and completed one year of service prior to December 31, 1995. Effective December 31, 1995, the Retirement Plan was frozen and Participants ceased the accrual of additional benefits under the Retirement Plan although vesting will continue according to the terms of the Retirement Plan. After December 31, 1995 no new Participants entered the Retirement Plan. The Retirement Plan is designed to comply with the requirements under Section 401(a) of the Code.

     The Retirement Plan provides for a monthly benefit to the employee upon retirement at the age of 65, or if later, the fifth anniversary of the employee's initial participation in the Retirement Plan ("Normal Retirement Age"). The Retirement Plan also provides for a monthly benefit upon the

Participant's death, disability and early retirement. Early retirement is conditioned upon the attainment of the age of 55, and the completion by the Participant of 15 years of service. No new accrual of years of service will occur after December 31, 1995. Benefits under the Plan are determined taking into account the participant's final average earnings, social security benefits and years of credited service under the Retirement Plan as of December 31, 1995.

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 in the year ended December 31, 1995, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified.

                                 PFF Bank & Trust Employee Pension Plan
                             -----------------------------------------------------
                                              Years of Service

    Final Average
    Compensation                  15         20         25         30         35
--------------------         ----------  ---------  ---------   --------  --------
         $ 50,000            $ 13,598    $ 18,130   $ 22,663    $22,663   $ 22,663
          100,000              29,723      39,630     49,538     49,538     49,538
          150,000              45,848      61,130     76,413     76,413     76,413
          200,000              45,848      61,130     76,413     76,413     76,413
          250,000              45,848      61,130     76,413     76,413     76,413
          300,000              45,848      61,130     76,413     76,413     76,413
          350,000              45,848      61,130     76,413     76,413     76,413
          400,000              45,848      61,130     76,413     76,413     76,413


     Compensation under the Retirement Income Plan includes all regular pay and overtime. The benefit amounts listed above were computed on a single life annuity basis, which is the normal form under the plan.

     The approximate years of service, as of January 1, 1996 for the Named Executive Officers are as follows:

                                                             Service
                                                             -------
               Name                                Years                Months
               ----                              ---------            ----------
               Larry M. Rinehart                     18                    3
               Kevin McCarthy                        18                    -
               Gregory C. Talbott                     8                    7
               Gilbert F. Smith                      24                    2
               Jerald W. Groene                      23                    6


     The freezing of accrued benefits on December 31, 1995 results in no additional service for purposes of benefit determination being accrued for the named executive officer.

Supplemental Executive Retirement Plan

     The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide certain officers and highly compensated employees with additional retirement benefits. The

SERP reflects the freezing of the Pension Plan as of December 31, 1995. The benefits provided under the SERP are directly related to those provided under these three qualified employee benefit plans sponsored by the Bank, namely the ESOP, the 401(k) Plan and the Pension Plan. With respect to the Pension Plan, the SERP provides a benefit equal to the present value of the previous SERP benefit accrued as of December 31, 1995. No additional contributions will be made by the Bank to provide this benefit, as this portion of the SERP is only a deferral mechanism (with interest) of the frozen Pension Plan benefit. The SERP also provides a benefit equal to the difference between (i) the benefits which would have been provided by employer contributions to the 401(k) Plan and the ESOP if such contributions and benefits were calculated without the limitations imposed by the qualification rules of the Code and (ii) the actual benefit provided under each plan. Benefits under the SERP will be provided at retirement in the form of some combination of an annuity, lump sum cash or stock distribution.

     The Bank has established an irrevocable grantor's trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised to the participants under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and will not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the trust are subject to the claims of the Bank's creditors solely in the event of the Bank's insolvency, thereby foregoing any tax consequences to the participants until assets are distributed to participants. Earnings on the trust's assets are taxable to the Bank. The trust's assets may be invested in the Company's stock.

Transactions with Certain Related Persons

     With certain exceptions permitted under the Federal Reserve Act and Regulation O, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     The Bank has determined that preferred rate loans for executive officers and directors are part of the Bank's overall benefits and compensation program, and therefore, executive officers and directors are permitted to receive the preferred rate so long as they are made within the limitations of the Federal Reserve Act and Regulation O.

     As of March 31, 1999, nine of the Bank's executive officers or directors had a total of eleven loans outstanding, totalling approximately $2.4 million in the aggregate. Of the eleven loans currently outstanding to executive officers or directors, eight loans are receiving a preferred rate. For those receiving the preferred rate, seven loans are secured by the borrower's principal residence and one loan to a director is secured by rental property.

     It is the policy of the Company that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

       PROPOSAL 2. APPROVAL OF THE PFF BANCORP, INC. 1999 INCENTIVE PLAN

     The Board of Directors of the Company is presenting for stockholder approval the PFF Bancorp, Inc. 1999 Incentive Plan, in the form attached hereto as Exhibit A. The purpose of the 1999 Incentive Plan is to attract and retain qualified personnel in key positions, provide officers, key employees and non-employee directors with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The following is a summary of the material terms of the 1999 Incentive Plan which is qualified in its entirety by the complete provisions of the 1999 Incentive Plan document attached as Exhibit A.

General

     The 1999 Incentive Plan authorizes the granting of options to purchase Common Stock and option-related awards (collectively, "Awards"). Subject to certain adjustments to prevent dilution, the maximum number of shares reserved for Awards under the 1999 Incentive Plan is 625,000 shares. All officers, other employees and directors of the Company and its affiliates, are eligible to receive Awards under the 1999 Incentive Plan. However, the Company intends that all officers, directors and employees who have received stock awards or stock options under the Company's 1996 Incentive Plan will not be granted Awards under the 1999 Incentive Plan until those awards received under the 1996 Incentive Plan have fully vested or been forfeited. The 1999 Incentive Plan will be administered by a Committee consisting of the entire Board of Directors or consisting solely of two or more outside directors (the "Committee"). Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy Awards under the 1999 Incentive Plan. If authorized but unissued shares are used to satisfy Awards, there will be an increase in the number of shares outstanding, which would have a dilutive effect on the holdings of existing stockholders. The 1999 Incentive Plan will be in effect for a period of ten years from the date of approval by the stockholders.

Awards

     Types of Awards. The 1999 Incentive Plan authorizes the grant of Awards to officers, employees and directors in the form of (i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under
Section 422 of the Code (options which afford tax benefits to the recipients upon compliance with certain conditions and which do not result in tax deductions to the Company, referred to as "Incentive Stock Options"); (ii) options that do not so qualify (options which do not afford income tax benefits to recipients, but which may provide tax deductions to the Company, referred to as "Non-statutory Stock Options"); (iii) limited rights (discussed below) which are exercisable only upon a change in control of the Company (as defined in the 1999 Incentive Plan) ("Limited Rights"); (iv) dividend equivalent rights (discussed below) which provide option holders with a cash benefit in the event of the payment by the Company of an extraordinary dividend (as defined in the 1999 Incentive Plan) to stockholders ("Dividend Equivalent Rights"); and (v) equitable adjustment rights (discussed below) which provide option holders upon the payment of an extraordinary dividend the adjustment of the number of shares and/or exercise price at the discretion of the Committee ("Equitable Adjustment Rights").

     Options. All options granted to employees will be qualified as Incentive Stock Options to the extent permitted under Section 422 of the Code. Incentive Stock Options, at the discretion of the Committee with the concurrence of the holder, may be converted into Non-statutory Stock Options. Pursuant to the 1999 Incentive Plan, the Committee shall determine the date or dates on which each stock option shall become exercisable. The exercise price of all Incentive Stock Options must be 100% of the fair market value of the underlying Common Stock at the time of grant, except as provided below. The exercise price may be paid in cash or in Common Stock at the discretion of the Committee. See "Payout Alternatives - Alternative Option Payments."

     Incentive Stock Options may only be granted to employees. In order to qualify as Incentive Stock Options under Section 422 of the Code, the exercise price must not be less than 100% of the fair market value on the date of grant and the term of the option may not exceed ten years from the date of grant. Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock may not be exercised after the date that is five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying common stock on the date of grant.

     Termination of Employment or Service. Options granted under the 1999 Incentive Plan may be exercised at such times as the Committee determines, but in no event shall an option be exercisable more than ten years from the date of grant (or five years from date of grant for a 10% owner). Unless otherwise determined by the Committee, upon termination of a director's, officer's or employee's services for any reason other than death, disability or termination for cause, the Incentive Stock Options shall be exercisable for a period of three months following termination and Non-Statutory Stock Options shall be exercisable for a period of one year following termination. The Committee in its discretion may determine the time frame in which options may be exercised and may redesignate Incentive Stock Options as Non-statutory Stock Options. Notwithstanding the foregoing, in the event of the death or disability of the option holder or upon a Change in Control, all options granted to employees and/or directors will become fully vested and shall be exercisable for up to one year thereafter. In the event of termination for cause, all rights to options expire immediately.

     Limited Rights. Upon exercise of Limited Rights in the event of a change in control of the Bank or the Company, the optionee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. Payments will be less any applicable tax withholding required under the 1999 Incentive Plan.

     Dividend Equivalent Rights. Simultaneously with the grant of any option, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such option. The Dividend Equivalent Right provides the employee with a separate cash benefit equal to 100% of the amount of any extraordinary dividend declared by the Company on shares of Common Stock subject to an option. Under the terms of the 1999 Incentive Plan, an extraordinary dividend is any dividend paid on shares of Common Stock where the rate of the dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. Upon the payment of an extraordinary dividend, the holder of a Dividend Equivalent Right will receive an amount of cash or some other payment as determined under the 1999 Incentive Plan, equal to 100% of the extraordinary dividend paid on shares of Common Stock, multiplied by the number of shares subject to the underlying option. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution in accordance with the 1999 Incentive Plan. The Dividend Equivalent Right is transferable only when the underlying option is transferable and under the same conditions.

     Equitable Adjustment Rights. Simultaneously with the grant of any option, in the alternative to a Dividend Equivalent Right, the Committee may grant an Equitable Adjustment Right. Upon the payment of an extraordinary dividend as described above, the Committee may adjust the number of shares and/or the exercise price of the options underlying the Equitable Adjustment Right, as the Committee deems appropriate.

     Option Grants. While no determination has been made with respect to options to be granted after approval of the 1999 Incentive Plan, it is currently expected that options granted will include Equitable Adjustment Rights and options granted to employees will also include Limited Rights. It is currently expected that options granted will be exercisable on a cumulative basis in equal installments over five (5) years commencing one year from the date of grant; provided, however, that all options will be immediately exercisable in the event of a Change in Control or if the optionee terminates employment due to death or disability. The exercise price of all such options will be 100% of the fair market value of the underlying Common Stock at the time of grant.

     As of July 30, 1999, the closing price per share of Common Stock, as reported on the Nasdaq National Market, was $20.75.

Tax Treatment

     An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the fair market value of the Common Stock is recognized as income taxable at long term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met.

     In the case of the exercise of a Non-statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the fair market value of the Common Stock. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a Non-statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a Non-statutory Stock Option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

     In the case of Limited Rights, upon exercise, the option holder would have to include the amount paid to him upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for federal income tax purposes of the amount paid. Equitable Adjustment Rights have the same tax treatment as other Non-statutory Stock Options. The employee will recognize taxable income for the amount of cash received under the Dividend Equivalent Right for the year such amounts are paid. The Company may take a compensation deduction for such amount.

Payout Alternatives

     The Committee has the sole discretion to determine what form of payment it shall use in distributing payments for all Awards. If the Committee requests any or all participants to make an election as to form of payment, it shall not be considered bound by the election. Any shares of Common Stock tendered in payment of an obligation arising under the 1999 Incentive Plan shall be valued at the fair market value of the Common Stock at the time of payment. The Committee may use treasury stock, authorized but unissued stock or may direct the market purchase of such Common Stock to satisfy its obligations under the 1999 Incentive Plan.

Alternate Option Payments

     The Committee also has the sole discretion to determine the form of payment for the exercise of an option. The Committee may indicate acceptable forms in the Award Agreement covering such options or may reserve its decision to the time of exercise. No option is to be considered exercised until payment in full is accepted by the Committee. The Committee may permit the following forms of payment for options: (a) cash or certified check; (b) borrowed funds, to the extent permitted by law; or (c) tender of previously acquired shares of Common Stock. Any shares of Common Stock tendered in payment of the exercise price of an option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

Amendments

     The Board of Directors may amend the 1999 Incentive Plan in any respect at any time provided that no amendment may affect the rights of an Awardholder without his or her permission.

Adjustments

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participants.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All awards under the 1999 Incentive Plan shall be binding upon any successors or assigns of the Company.

Nontransferability

     Unless determined otherwise by the Committee, no award under the 1999 Incentive Plan shall be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order. With the consent of the Committee, a Participant may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, in the event of the death of the Participant.

Stockholder Approval

     If the 1999 Incentive Plan does not receive the requisite affirmative vote of stockholders at the Annual Meeting, the Board of Directors could determine to have the 1999 Incentive Plan become effective. In the absence of stockholder approval, the option awards under the 1999 Incentive Plan would not qualify as Incentive Stock Options under the Code and the Common Stock of the

Company would no longer be eligible for listing on the Nasdaq National Market but may be eligible for listing on the Nasdaq SmallCap Market.

New Plan Benefits

     As of the date of this Proxy Statement, no determination has been made regarding the granting of Awards under the 1999 Incentive Plan.

     Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted "For" the approval of the PFF Bancorp, Inc. 1999 Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PFF BANCORP, INC. 1999 INCENTIVE PLAN.


                    PROPOSAL 3. RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended March 31, 1999 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Bank and the Company for the year ending March 31, 2000, subject to ratification of such appointment by the shareholders.

     Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of KPMG LLP as the independent auditors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                            ADDITIONAL INFORMATION

Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than April 18, 2000. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

     The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the shareholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED MARCH 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO PFF BANCORP, INC., 350 SOUTH GAREY AVENUE, POMONA, CALIFORNIA 91766.


                              By Order of the Board of Directors


                              /s/ Carole F. Olson
                              Carole F. Olson
                              Secretary

Pomona, California
August 16, 1999



          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
                   RETURN THE ACCOMPANYING PROXY CARD IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                       Exhibit A
                               PFF BANCORP, INC.
                              1999 INCENTIVE PLAN


1. DEFINITIONS.

     (a) "Affiliate" means (i) a member of a controlled group of corporations of which the Holding Company is a member or (ii) an unincorporated trade or business which is under common control with the Holding Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     (b) "Alternate Option Payment Mechanism" refers to one of several methods available to a Participant to fund the exercise of a stock option set out in
Section 12 hereof. These mechanisms include: broker assisted cashless exercise and stock for stock exchange.

     (c) "Award" means a grant of one or some combination of one or more Non-statutory Stock Options and Incentive Stock Options under the provisions of this Plan.

     (d)  "Bank" means PFF Bank & Trust.

     (e) "Board of Directors" or "Board" means the board of directors of the Holding Company.

     (f) "Change in Control" means a change in control of the Bank or Holding Company of a nature that; (i) would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control within the meaning of the Home Owners' Loan Act of 1933, as amended ("HOLA") and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under such rules and regulations the Board shall substitute its judgment for that of the OTS); or
(iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) a solicitation of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

     (g)  "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means a committee consisting of the entire Board of Directors or consisting solely of two or more members of the Board of Directors who are defined as Non-Employee Directors as such term is defined under Rule 16b-3(b)(3)(i) under the Exchange Act as promulgated by the Securities and Exchange Commission.

     (i) "Common Stock" means the Common Stock of the Holding Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 16 hereof.

     (j)  "Date of Grant" means the effective date of an Award.

     (k) "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him, or in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

     (l) "Dividend Equivalent Rights" means the right to receive an amount of cash based upon the terms set forth in Section 9 hereof.

     (m) "Effective Date" means ________________, the effective date of the Plan.

     (n) "Employee" means any person who is currently employed by the Holding Company or an Affiliate, including officers, but such term shall not include Outside Directors.

     (o) "Employee Participant" means an Employee who holds an outstanding Award under the terms of the Plan.

     (p)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (q) "Exercise Price" means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the option to be exchanged for shares of Common Stock.

     (r) "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

             (i) If the Common Stock was traded on the date in question on the Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the Nasdaq Stock Market;

             (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

             (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     (s)  "Holding Company" means PFF Bancorp, Inc.

     (t) "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7 hereof and is intended to be such under Section 422 of the Code.

     (u) "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 8 hereof.

     (v) "Non-statutory Stock Option" means an Option granted by the Committee to a Participant pursuant to Section 6 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under Section 7 as a Non-Statutory Stock Option.

     (w) "Option" means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Section 6 or 7 hereof.

     (x) "Outside Director" means a member of the Board of Directors of the Holding Company or its Affiliates, who is not also an Employee.

     (y) "Outside Director Participant" means an Outside Director who holds an outstanding Award under the terms of the Plan.

     (z) "Participant" means any Employee or Outside Director who holds an outstanding Award under the terms of the Plan.

     (aa) "Retirement" with respect to an Employee Participant means termination of employment which constitutes retirement under any tax qualified plan maintained by the Bank. However, "Retirement" will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve on the Board of Directors of the Holding Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director Participant "Retirement" means the termination of service from the Board of Directors of the Holding Company or its Affiliates following written notice to the Board as a whole of such Outside Director's intention to retire or retirement as determined by the Holding Company (or Affiliate's) bylaws, or by reaching age 75, except that an Outside Director shall not be deemed to have retired for purposes of the Plan in the event he continues to serve as a consultant to the Board or as an advisory director.

     (bb) "Termination for Cause" shall mean, in the case of an Outside Director, removal from the Board of Directors, or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of a material loss to the Holding Company or one of its subsidiaries caused by the Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule, regulation, (other than traffic violations or similar offenses) or final cease and desist order. No act, or the failure to act, on Participant's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its subsidiaries.

2. ADMINISTRATION.

     (a) The Plan as regards Awards to employees of the Holding Company or its Affiliates, shall be granted and administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to grant awards to Employees and Outside Directors and to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     (b) Awards to Outside Directors shall be granted and administered by the Committee, pursuant to the terms of this Plan.


3. TYPES OF AWARDS AND RELATED RIGHTS.

     The following Awards and related rights as described in Sections 6 through 10 hereof may be granted under the Plan:

     (a)  Non-statutory Stock Options;
     (b)  Incentive Stock Options;
     (c)  Limited Rights
     (d)  Dividend Equivalent Rights
     (e)  Equitable Adjustment Rights

4. STOCK SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 16, the maximum number of shares reserved for Awards under the Plan is 625,000. These shares of Common Stock may be either authorized but unissued shares or authorized shares previously issued and reacquired by the Holding Company. To the extent that Options are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Awards terminate, expire, are forfeited or are cancelled without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.

5. ELIGIBILITY.

     Subject to the terms herein all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

6. NON-STATUTORY STOCK OPTIONS.

     The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Non-statutory Stock Options to Employees and Outside Directors. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Exercise Price. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 12 hereof.

     (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph creates no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options.

     (c) Termination of Employment. Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability, death or Termination for Cause, or in the event of a Change in Control, a Non-statutory Stock Option shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and only for a period of one year following termination. Notwithstanding any provisions set forth herein or contained in any Agreement relating to an award of an Option, in the event of a Change in Control or upon termination for Disability or death, all Options shall immediately vest and be exercisable for one year after such termination, and in the event of Termination for Cause all rights under the Participant's Non-Statutory Stock Options shall expire immediately upon termination.

7. INCENTIVE STOCK OPTIONS.

     The Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Exercise Price. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to a Participant, the Participant owns Common Stock representing more than 10% of the total combined voting securities of the Holding Company (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Holding Company, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Participant, or by or for any corporation, partnership, estate or trust of which such Participant is a shareholder, partner or beneficiary), ("10% Owner"), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 12 hereof.

     (b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this
Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 7 exceeds this $100,000 limit, the portion of the Options in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Options granted as Incentive Stock Options as Non-Statutory Stock Options. Such Non-statutory Stock Options shall be subject to Section 6 hereof.

     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to a Participant who is a 10% Owner, the Incentive Stock Option granted to such Employee Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee Participant to whom it is granted.

     The Committee shall determine the da te on which each Incentive Stock Option shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. The acceleration of any Incentive Stock Option under the authority of this paragraph creates no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.

     (d) Termination of Employment. Unless otherwise determined by the Committee, upon the termination of an Employee Participant's service for any reason other than Disability, death or Termination for Cause, or in the event of a Change in Control, the Employee Participant's Incentive Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Employee Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provisions set forth herein or contained in any Agreement relating to an award of an Option, in the event of a Change in Control or upon termination for Disability or death, all Options shall immediately vest and be exercisable for one year after such termination, and in the event of Termination for Cause all rights under the Employee Participant's Incentive Stock Options shall expire immediately upon termination.

     (e) Compliance with Code. The Options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code, but the Holding Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code. All Options that do not so qualify shall be treated as Non-statutory Stock Options.

8. LIMITED RIGHTS.

     Simultaneously with the grant of any Option to an Employee, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.

     Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the purchase price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

      (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Holding Company an amount of cash or some other payment option found in Section 11, equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. Payments shall be less an applicable tax withholding as set forth in Section 17.

9.  DIVIDEND EQUIVALENT RIGHTS

      Simultaneously with the grant of any option to a Participant, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

      (a) Terms of Rights. The Dividend Equivalent Right provides the Participant with a separate cash benefit equal to 100% of the amount of any extraordinary dividend declared by the Holding Company on shares of Common Stock subject to an Option. The Dividend Equivalent Right is transferable only when the underlying option is transferable and under the same conditions.

      (b) Payment. Upon the payment of an extraordinary dividend, the holder of a Dividend Equivalent Right shall promptly receive from the Holding Company an amount of cash or some other payment option found in Section 11, equal to 100% of the extraordinary dividend paid on shares of Common Stock, multiplied by the number of shares subject to the underlying option. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution to the Participant as set forth in Section 17.

      (c) Extraordinary Dividend. For purposes of this Section 9, an extraordinary dividend is any dividend paid on shares of Common Stock where the rate of the dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

10. EQUITABLE ADJUSTMENT RIGHT

      Simultaneously with the grant of any Option under this Plan, in the alternative to a Dividend Equivalent Right the Committee may grant an Equitable Adjustment Right.

      Upon the payment of an extraordinary dividend (as such term is defined in Section 9(c)), the Committee may adjust the number of shares and/or the Exercise Price of the related Options underlying the Equitable Adjustment Right, as the Committee deems appropriate.

11. PAYOUT ALTERNATIVES

      Payments due to a Participant upon the exercise or redemption of an Award, may be made according to the following terms and conditions:

      (a) Discretion of the Committee. The Committee has the sole discretion to determine what form of payment (whether monetary, Common Stock, a combination of payout alternatives or otherwise) it shall use in making distributions of payments for all Awards. If the Committee requests any or all Participants to make an election as to form of distribution or payment, it shall not be considered bound by the election.

      (b) Payment in the Form of Common Stock. Any shares of Common Stock tendered in payment of an obligation arising under this Plan shall be valued at the Fair Market Value of the Common Stock at the time of the payment. The Committee may use Common Stock in Treasury, authorized but unissued Common Stock or may direct the market purchase of such Common Stock to satisfy its obligations under this Plan.

12. ALTERNATE OPTION PAYMENT MECHANISM

      The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the Award Agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

      (a) Cash Payment. The exercise price may be paid in cash or by certified check.

      (b) Borrowed Funds. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

      (c)  Exchange of Common Stock.

      (i) The Committee may permit payment by the tendering of previously acquired shares of Common Stock. This includes the use of "Pyramiding Transactions" whereby some number of Options are exercised. The shares gained through the exercise are then tendered back to the Holding Company as payment for some other number of Options. This transaction may be repeated as needed to exercise all of the Options available.

      (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.

13. RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY.

      No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ or service of the Holding Company or its Affiliates or interferes in any way with the right of the Holding Company or its Affiliates to terminate a Participant's services as an officer or other employee at any time.

      Except as permitted under the Code (with respect to Incentive Stock Options) and the rules promulgated pursuant to Section 16(b) of the Exchange Act or any successor statutes or rules, no

Award under the Plan shall be transferable by the Participant other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order or unless determined otherwise by the Committee.

14. AGREEMENT WITH GRANTEES.

      Each Award will be evidenced by a written agreement, executed by the Participant and the Holding Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the Exercise Price, the terms or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Committee, the Board of Directors, tax law consideration or applicable securities law considerations.

15. DESIGNATION OF BENEFICIARY.

      A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

16. DILUTION AND OTHER ADJUSTMENTS.

      In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant including any or all of the following:

      (a) adjustments in the aggregate number or kind of shares of Common Stock that may underlie future Awards under the Plan;

      (b) adjustments in the aggregate number or kind of shares of Common Stock underlying Awards already made under the Plan;

      (c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options, or any Limited Rights attached to such Options.

      No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

17. TAX WITHHOLDING.

      Awards under this Plan shall be subject to tax withholding to the extent required by any governmental authority. If this Plan meets the requirements under 17 C.F.R. (S)240.16b-3 under the Exchange Act ("Rule 16b-3"), then any withholding shall comply with Rule 16b-3 or any amendment or successive rule. Shares of Common Stock withheld to pay for tax withholding amounts shall be valued at their Fair Market Value on the date the Award is deemed taxable to the Participant.

18. AMENDMENT OF THE PLAN.

      The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation.

      Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

      No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

19. EFFECTIVE DATE OF PLAN.

      The Plan shall become effective upon being presented to shareholders for ratification for purposes of: (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act; (ii) obtaining preferential tax treatment for Incentive Stock Options; and (iii) maintaining listing on The Nasdaq Stock Market. The failure to obtain shareholder ratification will not affect the validity of the Plan and the options thereunder, provided, however, that if the Plan is not ratified, the Plan shall remain in full force and effect, and any Incentive Stock Options granted under the Plan shall be deemed to be Non-statutory Stock Options.

20. TERMINATION OF THE PLAN.

      The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the exercise of Options, or related Limited Rights equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant or Outside Director, adversely affect his vested rights under a previously granted Award.

21. APPLICABLE LAW.

     The Plan will be administered in accordance with the laws of the State of Delaware and applicable federal law.

22. DELEGATION OF AUTHORITY

      The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Award Agreements; the determination of Fair Market Value; the determination of all other aspects of administration of the plan to the executive officer(s) of the Holding Company or the Bank. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or the Bank for determinations to be made pursuant to the Plan.

IN WITNESS WHEREOF, the Holding Company has established this Plan, as amended and restated, to be executed by its duly authorized executive officer and the corporate seal to be affixed and duly attested, effective as of the __________ day of ________________________ , 1999.


[CORPORATE SEAL]                       PFF BANCORP, INC.



___________________                    By:  ____________________
     Date                                   Chief Executive Officer


ADOPTED BY THE BOARD OF DIRECTORS:


___________________                    By:  ____________________
     Date                                   Secretary



APPROVED BY STOCKHOLDERS:



___________________                    By:  ____________________
Date                                        Secretary

--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                               PFF BANCORP, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

                              September 22, 1999
                            9:00 a.m. Pacific Time

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official proxy committee of the Board of Directors of PFF Bancorp, Inc. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on September 22, 1999, at 9:00 a.m. Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California, and at any and all adjournments thereof, as set forth on the reverse side.

     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AS DIRECTORS SPECIFIED AND FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

_______________________________________________________________________________
                                                                Please mark [X]
                                                                your votes
                                                               as indicated


The Board of Directors recommends a vote "FOR" each of the listed nominees and "FOR" each of the proposals.

                                                           VOTE
                                                           FOR   WITHHELD
1. The election as directors of all nominees listed        [_]     [_]
   (except as marked to the contrary below).

William T. Dingle, Robert W. Burwell and Curtis W. Morris

2. The approval of the PFF Bancorp, Inc. 1999      FOR    AGAINST    ABSTAIN
Incentive Plan.                                    [_]      [_]        [_]

3. The ratification of the appointment of KPMG     FOR    AGAINST    ABSTAIN
LLP as independent auditors of PFF Bancorp, Inc.   [_]      [_]        [_]
for the fiscal year ending March 31, 2000.

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:

_______________________________________________________________________________

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated August 16, 1999 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Signature of Stockholder ______________    Date _______________________________

Signature of Stockholder ______________    Date _______________________________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -